Exhibit 23.5

[GRAPHIC APPEARS HERE]

June 28, 2007

Dynamic Health Products, Inc.

12399 Belcher Road South

Suite 140

Largo, Florida 33773

GeoPharma, Inc.

6950 Bryan Dairy Road

Largo, Florida 33777

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-4 of GeoPharma, Inc. as such registration statement may be amended (the “Registration Statement”), which also includes a “proxy statement (the ‘Proxy Statement). This is to confirm that the opinion letter of Spartan Securities Group, LTD. dated May 9, 2007 (the “Opinion Letter”) may be included in the Registration Statement (including any amendments thereto) any prospectus of GeoPharma, Inc. and/or Dynamic Health Products, Inc. and may also be included with the Proxy Statement and or any prospectus that is sent to the shareholders of GeoPharma, Inc. and Dynamic Health Products, Inc.

Very truly yours,

Spartan Securities Group, LTD.

By:	/s/ Micah J. Eldred
Micah J. Eldred
Chief Executive Officer

SPARTAN SECURITIES GROUP, LTD / 100 SECOND AVENUE SOUTH / SUITE 300N / ST. PETERSBURG, FLORIDA 33701

PH 727-502-0508 / FX 727-502-0858 / WWW.SPARTANSECURITIES.COM